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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                                       NEWS
Nasdaq-COYT



      COYOTE SPORTS, INC. SELLS MAJORITY INTEREST IN SIERRA MATERIALS LLC


BOULDER, Colorado-- (BUSINESS WIRE)--Coyote Sports, Inc. (Nasdaq-COYT), a leading provider of recreational products and sports equipment to the golf and cycling industries, today announced it has sold its 80% majority interest in Sierra Materials LLC, which owns 100% of the outstanding shares of Cape Composites Incorporated.

"This is our first significant step in our plan to restructure the Company and its financial obligations. As a result of the sale, we decreased our total bank debt by approximately $2.3 million," said Jim Probst, CEO and President. "We will continue to review and evaluate each business unit with an aim to bring the Company back to profitability," said Mr. Probst.

Coyote Sports, Inc., is a diversified sports manufacturing company that specializes in golf club shafts (Apollo and Unifiber golf shafts), and cycle tubing (Reynolds premium cycle tubing).

Certain oral and written statements of management of the Company included in this press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially.


CONTACT:

Investor Relations Services Inc.
Ph: 904/409-0200